UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

MISSION PRODUCE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA		93030
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Board of Directors of Mission Produce, Inc. (the “Company”) has appointed Michael B. Sims to the Board of Directors as an independent Class II director with a term expiring at the Company’s 2028 Annual Meeting of Stockholders, effective May 5, 2025. Mr. Sims will also serve on the Audit Committee, effective May 5, 2025. In connection with this appointment, Stephen A. Beebe will no longer serve on the Audit Committee. The Board of Directors has also increased the size of the Board of Directors from eight to nine directors.
Mr. Sims served as the Executive Vice President and Chief Financial Officer of Trugreen, a residential and commercial lawn care company, from February 2019 until his retirement in February 2023. He has served as a Senior Advisor to Trugreen since his retirement. Prior to joining Trugreen, Mr. Sims served as Senior Vice President, Chief Financial Officer and Treasurer of AdvancePierre Foods Holdings, Inc., a producer and distributor of proteins and ready-to-eat sandwiches, from 2012 until its acquisition by Tyson Foods, Inc., in 2017. Prior to joining AdvancePierre Foods, Mr. Sims served in roles of increasing responsibility at Chiquita Brands International Inc., a leading international marketer and distributor of bananas, pineapples and packaged salads, from 1988 to 2012, most recently serving as the company’s Senior Vice President and Chief Financial Officer from 2009 to 2012. Mr. Sims has served on the Board of Directors of Hain Celestial Group (NASDAQ: HAIN), a leading health and wellness company with products across snacks, baby, beverages, meal components, and personal care, since October 2019 and serves as the Chair of the Audit Committee and a member of the Compensation Committee and the Strategy Committee. Since April 2023, Mr. Sims has also served as a director for Winland Foods, Inc., a privately held global manufacturer of private label and branded foods for retail and co-pack customers in the meal preparation category. Mr. Sims holds a Bachelor of Science degree in accounting from Indiana University.
Mr. Sims will receive compensation for his service on the Board of Directors consistent with the Company’s Non-Employee Director Compensation Program filed as Exhibit 10.18 to the Company’s Form 10-Q filed on March 10, 2025. The Company also expects to enter into its standard indemnification agreement for directors with Mr. Sims, the form of which was filed as Exhibit 10.7 to the Company’s Form S-1 filed on September 4, 2020.
Mr. Sims was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between the Company and Mr. Sims that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Mr. Sims to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer
Date: May 5, 2025